SECOND AMENDMENT TO PHASE II OPTION AGREEMENT
                           (2001 Kennedy Option)


     THIS SECOND AMENDMENT TO PHASE II OPTION AGREEMENT is dated this 10th day of June, 1999, by and between Hillcrest Development ("Owner") and R & D Systems, Inc. ("Buyer").

RECITALS:

     1. Owner and Buyer entered into a Phase II Option Agreement dated February 10, 1999 and a First Amendment to Phase II Option Agreement dated April 10,
1999 with respect to property commonly known as 2001 Kennedy together with a surface parking parcel (collectively the "Option Agreement").

     2. The parties wish to amend the Option Agreement on the terms and conditions hereafter set forth.

     NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

     1. Section XX of the Purchase Agreement attached as Exhibit B to the Option Agreement is hereby amended and completed by adding the following paragraphs:

          Buyer shall reimburse Seller at closing for the following costs and expenses to be incurred by Seller, but such reimbursement(s) shall be limited in amounts as if such reimbursable costs and expenses were Capital Improvement Costs listed on Exhibit D hereto attached and each of the following items were treated as "capital improvements" as referenced in said Exhibit D:

         (a) costs and expenses paid to the City of Minneapolis and/or its agents or contractors for the re-radiusing of the intersection of Broadway Street and Arthur Street including land acquisition costs but, except as otherwise provided herein, excluding any cost for the stoplight and its installation ("Stoplight") which is to be installed at such intersection;

         (b) costs and expenses paid to the City of Minneapolis and/or its agents or contractors for the realignment of the Kennedy Street and Arthur Street intersection;

         (c) costs and expenses paid to the City of Minneapolis and/or its agents or contractors for the installation of the turn/drive off lane at the intersection of Arthur Street and Summer Street;

         Buyer shall also reimburse Seller at closing for the following costs and expenses (together with interest from the date of Seller's expenditure at the lowest AFR rate then in effect) which Seller has paid:

         (a) to the City of Minneapolis and/or its agents or contractors for the cost of the Stoplight and its installation less the aggregate principal reimbursement payments for the Stoplight and its installation previously made to Seller, as Landlord, by UCare Minnesota, or its assignee, as a tenant, of the Property, "pursuant to the parties' lease";

         (b) with respect to and in connection with Seller's acquisition from MT Properties, Inc. of the parcel of land lying easterly and adjacent to the property ("MT Property") along with all due diligence expenses incurred by Seller associated with such acquisition; and

         (c) for all street vacation expenses in connection with the vacation of streets bordering the Property.

     2. Section X(c)(ii) of the Purchase Agreement attached as Exhibit B to the Option Agreement is hereby amended to read as follows:

         (ii) Such additional funds as may be required of Buyer to pay closing cost or charges properly allocable to Buyer including, but not limited to, reimbursable costs and expenses to Seller pursuant to Section XX hereof.

     3. The word "Property" as used in the Option Agreement and in the Purchase Agreement attached as Exhibit B to the Option Agreement is hereby amended to include that part of Kennedy Street that (i) accrues to the benefit of Owner as a result of the contemplated realignment of the Kennedy Street and Arthur Street intersection, and (ii) the MT Property, if acquired by Owner.

     4. Except as provided for above, all the terms and conditions of the Option Agreement and the Purchase Agreement, attached as Exhibit B to the Option Agreement shall remain in full force and effect.


OWNER:                          BUYER:

Hillcrest Development           R & D Systems, Inc.


By: /s/ Scott M. Tankenoff      By:/s/ Thomas E. Oland
    ----------------------         -------------------
    Its:  General Partner          Its:  President